Exhibit 10.2

Virgin Galactic Holdings, Inc.

Notes Repurchase Agreement

December 9, 2025

REPURCHASE AGREEMENT

NOTES REPURCHASE AGREEMENT, dated as of December 9, 2025, between Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”), on its own behalf and, if applicable, on behalf of each of the beneficial owners listed on Exhibit A hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is selling Existing Notes in the Repurchase (each, as defined herein) on its own behalf and including investment advisors, sub-advisors or managers of fund and/or accounts that are holders or beneficial holders of the Existing Notes, a “Selling Investor”) (the “Repurchase Agreement”). If there is only one Account or Selling Investor, then each reference thereto in this Repurchase Agreement will be deemed to refer to such Account or Selling Investor, as applicable, in the singular, mutatis mutandis.

WHEREAS, the Company and each Selling Investor desire to engage in the Repurchase on the terms set forth in this Repurchase Agreement.

THEREFORE, the Company, the Investor and each Selling Investor agree as follows.

Section 1. DEFINITIONS.

“Account” has the meaning set forth in the first paragraph of this Repurchase Agreement.

“Additional Notes” has the meaning set forth in the Subscription Agreement.

“Additional Warrants” has the meaning set forth in the Subscription Agreement.

“Advisors” means GLC Advisors & Co., LLC and GLC Securities, LLC (collectively “GLC”) and Painted Valley Advisors.

“Aggregate Purchase Warrant Purchase Price” means the aggregate amount of all Purchase Warrant Purchase Price under the Subscription Agreements dated as of the date hereof between the Company on the one hand and the several holders of Existing Notes on the other.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the first paragraph of this Repurchase Agreement.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“DWAC Withdrawal” has the meaning set forth in Section 3(b)(iii)(1).

“Escrow Account” means the account established with the Escrow Agent from which payment of the Purchase Price will be received by the Investor in accordance with the Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, a national banking association.

“Escrow Agreement” means the Escrow Agreement to be entered into by the Company and the Escrow Agent as of the Closing Date, substantially in the form attached as Exhibit H to the Subscription Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indenture” means that certain Indenture, dated as of January 19, 2022, between the Company and the Existing Notes Trustee.

“Existing Notes” means the Company’s 2.50% Convertible Senior Notes due 2027 issued pursuant to the Existing Indenture.

“Existing Notes Trustee” means U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, in its capacity as trustee under the Existing Indenture.

“Holder’s Percentage” means the percentage (out to four decimals) obtained by dividing (x) aggregate principal amount of Existing Notes as set forth on Exhibit B hereto over (y) $354,579,000.

“Investor” has the meaning set forth in the first paragraph of this Repurchase Agreement.

“IRS” means the Internal Revenue Service.

“Liens” means any mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims.

“Purchase Price” means the Subscription Total Amount (as defined in the Subscription Agreement); plus, in each case, accrued interest on such Existing Notes from, and including, the “Interest Payment Date” (as defined in the Existing Indenture) immediately preceding the Closing Date to, but excluding, the Closing Date, calculated in accordance with the Existing Indenture.

“Repurchase” has the meaning set forth in Section 3(a).

“Repurchase Agreement” has the meaning set forth in the first paragraph of this agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Investor” has the meaning set forth in the first paragraph of this Repurchase Agreement.

“Subscription Agreement” means the Subscription Agreement, dated the date hereof, between the Company and the Investors named therein.

Section 2. RULES OF CONSTRUCTION. For purposes of this Repurchase Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Repurchase Agreement as a whole and not to any particular Section or other subdivision of this Repurchase Agreement, unless the context requires otherwise;

(f) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g) the exhibits, schedules and other attachments to this Repurchase Agreement are deemed to form part of this Repurchase Agreement.

Section 3. THE REPURCHASE.

(a) Generally. Subject to the other terms of this Repurchase Agreement, each of the Investor and each other Selling Investor, if any, agrees to sell (the “Repurchase”), to the Company, the aggregate principal amount of Existing Notes, CUSIP No. 92766KAA4 and ISIN: US92766KAA43, set forth on Exhibit B hereto that it beneficially owns for the Purchase Price.

(b) The Closing.

(i) Closing Date and Location. The closing of the Repurchase (the “Closing”) will take place virtually at or around 10:00 a.m., New York City time, on the later of (1) on the first business day following the last VWAP Trading Day of the Observation Period (as defined in the Subscription Agreement); (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”); provided, however, that the Closing Date cannot be later than December 19, 2025 (the “Cutoff Date”) with the prior written consent of the Company and the Investor or Selling Investor.

(ii) Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Repurchase Agreement, at the Closing the Investor shall, for itself and on behalf of each Selling Investor, sell, assign and transfer to, or upon the order of, the Company, all rights, titles and interests in such portion of the Existing Notes as indicated on Exhibit B hereto, waive any and all other rights with respect to such Existing Notes and the Existing Indenture and releases the Company from any and all claims, whether now known or unknown, the Investor and any other Selling Investor may now have, or may have in the future, arising out of, or directly related to, such Existing Notes, including any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Selling Investor is entitled to receive additional, special or default interest with respect to the Existing Notes, provided that such released claims shall not include, (i) any rights or obligations arising under the Subscription Agreement, any Transaction Documents (as defined in the Subscription Agreement), or any related guarantees, security documents, agreements, instruments, or other documents implementing the Transactions (as defined in the Subscription Agreement) or (ii) any claims against the Company with respect to willful misconduct, actual fraud or gross negligence, as determined by a final order entered by a court of competent jurisdiction.

(iii) Delivery of Existing Notes and Purchase Price.

(1) DWAC Withdrawal. Subject to satisfaction of the applicable conditions precedent specified in this Repurchase Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Selling Investor holds a beneficial interest in the Existing Notes to submit a DWAC withdrawal instruction (the “DWAC Withdrawal”) to the Existing Notes Trustee for the aggregate principal amount of the Existing Notes to be sold by such Selling Investor pursuant to this Repurchase Agreement. If the Closing does not occur, then any Existing Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the DWAC Withdrawal instruction in accordance with the procedures of DTC.

(2) Delivery of Purchase Price. Subject to satisfaction of the applicable conditions precedent specified in this Repurchase Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, payment of the Purchase Price by the Company shall be made in accordance with the terms of the Escrow Agreement to such Selling Investor by wire transfer to the account in the United States of such Selling Investor set forth in Exhibit A hereto.

(3) Acknowledgment of DWAC Posting Expiration; Delivery Instructions. Each of the Investor and each other Selling Investor, if any, acknowledges that the DWAC Withdrawal must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date. For the convenience of each Selling Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Repurchase through DTC.

(4) Other Repurchases. Each of the Investor and each other Selling Investor, if any, acknowledges that other investors may be participating in similar transactions, each of which contemplates a DWAC Withdrawal.

(5) Delay of Closing. If (A) the Existing Notes Trustee is unable to locate a DWAC Withdrawal or (B) any DWAC Withdrawal does not conform to the Existing Notes to be repurchased in the Repurchase, then the Company will promptly notify the Investor or the applicable Selling Investor. The Investor or the applicable Selling Investor shall use their reasonable best efforts to direct the eligible DTC participant through which each Selling Investor holds a beneficial interest in the Existing Notes to resubmit a DWAC Withdrawal to the Existing Notes Trustee for any unsettled Existing Notes as soon as reasonably practicable following receipt of such notice; provided, that no additional consideration or interest will accrue or be payable by reason of any delay in making such delivery.

Each of the Company and the Selling Investor acknowledges that the delivery of the Existing Notes may be delayed due to procedures and mechanics within the system of Existing Notes Trustee or the DTC or other events beyond the Company’s control and that such a delay will not be a default with respect to a party under this Agreement so long as such party is using its reasonable best efforts to effect such delivery.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Investor (and each Selling Investor, as applicable) and covenants that, as of the date hereof and as of the Closing Date:

(a) The Company is duly organized and validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, and has the requisite power and authority to enter into this Agreement and perform its obligations hereunder, to own its properties and to carry on their business as now being conducted.

(b) This Repurchase Agreement has been duly authorized, executed and delivered by the Company.

(c) The execution, delivery and performance of this Repurchase Agreement by the Company and the consummation of the transactions contemplated hereby will not: (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a Material Adverse Effect on the performance by the Company on its obligations under this Repurchase Agreement or the consummation of any of the transactions contemplated hereby or thereby (a “Material Adverse Effect”).

(d) Except in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, no authorization of, or registration, notice or filing with, any governmental authority is required for (i) the execution, delivery and performance of this Repurchase Agreement, and (ii) the consummation by the Company of the Repurchase or any other transactions contemplated hereby, except (A) for such as have already been obtained or made prior to the Closing Date that are in full force and effect or such as will be obtained or made prior to the Closing Date, (B) pursuant to applicable federal and state securities laws, rules and regulations that are expressly contemplated by Section 13 or 15(d) of the Exchange Act, or (C) for filings expressly contemplated or required hereby.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR AND THE SELLING INVESTORS. The Investor, for itself and on behalf of each Selling Investor, represents and warrants to the Company and covenants that, as of the date hereof and as of the Closing Date:

(a) The Investor is validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.

(b) The Investor has all requisite corporate, limited partnership, limited liability company or other applicable entity power and authority to effect the Repurchase pursuant to this Repurchase Agreement and to enter into this Repurchase Agreement and perform all obligations required to be performed by the Investor hereunder. This Repurchase Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions (as defined in the Subscription Agreement).

(c) Participation in the Repurchase will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any Selling Investor or any investment guideline or restriction applicable to the Investor or any Selling Investor, (2) the charter or bylaws (or equivalent organizational documents) of the Investor or any Selling Investor or (3) any agreement or instrument to which the Investor or any Selling Investor is a party or by which the Investor or any Selling Investor or any of their respective assets are bound; except in each case to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of such Investor or Selling Investor to perform its obligations hereunder.

(d) The Investor and each Selling Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Selling Investor effects the Repurchase, and will obtain any consent, approval or permission required for such sale under the laws and regulations of any jurisdiction to which the Investor or such Selling Investor is subject or in which the Investor or such Selling Investor makes such sales, and the Company shall not have any responsibility therefor.

(e) The Investor confirms that neither it nor any Selling Investor is relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, the Advisors or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to participate in the Repurchase and receive the Purchase Price for the sale of the Existing Notes. Neither the Company, the Advisors nor any of their respective affiliates or agents is acting or has acted as an advisor to the Investor or any Selling Investor in deciding whether to participate in the Repurchase and to sell Existing Notes for the Purchase Price.

(f) The Investor and each Selling Investor is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Repurchase, is experienced in investing in capital markets and is able to bear the economic risk of the Repurchase. The Investor and each Selling Investor is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Selling Investor has had access to the Company filings with the SEC (the “Public Filings”) and such other information concerning the Company as it deems necessary to enable it to make an informed investment decision concerning the Repurchase. The Investor and each Selling Investor has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Selling Investor deems necessary to enable it to make an informed investment decision concerning the Repurchase. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein.

(g) Each of the Selling Investors is and, immediately before the Closing, will be the beneficial owner of the Existing Notes set forth on Exhibit B hereto.

(h) When the Existing Notes are sold pursuant to this Repurchase Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of all Liens.

(i) The Investor acknowledges that it and each Selling Investor had a sufficient amount of time to consider whether to participate in the Repurchase and that neither the Company nor the Advisors have placed any pressure on the Investor or any Selling Investor to respond to the opportunity to participate in the Repurchase. The Investor and each Selling Investor acknowledges the Company intends to pay an advisory fee to the Advisors in respect of the Repurchase.

(j) The Investor will, for itself and on behalf of each Selling Investor, upon request, execute and deliver any additional documents that the Company or the Existing Notes Trustee may reasonably request to complete the Repurchase.

(k) No later than two (2) business days prior to the Closing Date, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A attached hereto for each of the Selling Investors.

(l) The Investor and each Selling Investor acknowledges and agrees that the Advisors have not acted as a financial advisor or fiduciary to the Investor or such Selling Investor and that the Advisors and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or such Selling Investor, express or implied, with respect to the Company, the Existing Notes or the Purchase Price or the accuracy, completeness or adequacy of the information provided to the Investor or the Selling Investor or any other publicly available information, including the SEC Reports, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or such Selling Investor.

Section 6. CONDITIONS TO OBLIGATIONS OF THE COMPANY, THE INVESTOR AND THE SELLING INVESTORS.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Purchase Price is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor, for itself and on behalf of the Selling Investors, in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) all covenants of the Investor or any Selling Investor in Section 5 to be performed at or before the Closing have been performed; (iii) the conditions precedent set forth in Section 3(b)(iii)(1) shall have been satisfied or waived by the Company and (iv) all conditions precedent to “Closing” under the Subscription Agreement to be satisfied at or before the Closing have been satisfied and the closing of the transactions contemplated by the Subscription Agreement will occur concurrent with or immediately prior to the Closing hereunder.

(b) Conditions to the Investor’s Obligations. The obligation of the Investor, on behalf of the Selling Investors, to deliver (or cause to be delivered) the Existing Notes is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations and warranties of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed; and (iii) all conditions precedent to “Closing” under the Subscription Agreement to be satisfied at or before the Closing have been satisfied and the closing of the Transactions contemplated by the Subscription Agreement will occur concurrent with or immediately prior to the Closing hereunder.

Section 7. TAX MATTERS. The Investor acknowledges that, if a Selling Investor is a United States person for U.S. federal income tax purposes, then either (a) the Selling Investor must provide such Selling Investor’s taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9 of the Selling Investor, which is provided herein on Exhibit C attached hereto; or (b) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if a Selling Investor is not a United States person for U.S. federal income tax purposes, then the Selling Investor must provide the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Selling Investor’s foreign status and certain other information as may be reasonably necessary to reduce or eliminate any withholding or deduction, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Selling Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Selling Investor unless such Selling Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

Section 8. MISCELLANEOUS.

(a) Waiver; Amendment. Neither this Repurchase Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b) Assignability. Neither this Repurchase Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Selling Investor, on the other hand, without the prior written consent of the other party.

(c) Further Instruments and Acts. Each of the parties to this Repurchase Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary to more effectively carry out the purposes of this Repurchase Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY, THE INVESTOR AND THE SELLING INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS REPURCHASE AGREEMENT.

(e) Governing Law. This Repurchase Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Repurchase Agreement are for reference purposes only and will not affect the meaning or interpretation of this Repurchase Agreement.

(g) Counterparts. This Repurchase Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Repurchase Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Virgin Galactic Holdings, Inc., 1700 Flight Way, 4th Floor, Tustin, California 92782. Attention: Douglas Ahrens, Chief Financial Officer and Sarah Kim, General Counsel, Email: doug.ahrens@virgingalactic.com and sarah.kim@virgingalactic.com; and (ii) if to the Investor or any Selling Investor, the address provided on the signature page hereto of the Investor.

(i) Binding Effect. The provisions of this Repurchase Agreement will be binding upon and accrue to the benefit of the parties hereto and the Selling Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Selling Investor, contained in this Repurchase Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Repurchase Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Repurchase Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Repurchase Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m) Reliance. The Advisors, acting as financial advisors to the Company, may rely on each representation and warranty of the Company and of the Investor, made on behalf of itself and each Selling Investor, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to each of the Advisors. Each of the Advisors will be a third-party beneficiary of this Repurchase Agreement solely to the extent of the representations and warranties referred to in this Section 8(m).

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Repurchase Agreement have caused this Repurchase Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

By:
Name:
Title:

Investor Address for Notices:	Taxpayer Identification Number:

Telephone Number:

Country (and, if applicable, State) of Residence:

[Signature Page to Repurchase Agreement]

VIRGIN GALACTIC HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Repurchase Agreement]

EXHIBIT A

Selling Investor Information

(Complete the Following Form for Each Selling Investor)

Legal Name of Selling Investor:

Aggregate principal amount of Existing Notes to be sold (must be an integral multiple of $1,000):	$ ,000

Selling Investor’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

Account for Existing Notes	Wire Instructions for Purchase Price

DTC Participant Number:	Bank Routing #:

DTC Participant Name:	SWIFT Code:

DTC Participant Phone Number:	Bank Address::

DTC Participant Contact Email:

Account Number:

Account Number:

A-1

EXHIBIT B

Repurchase Procedures

NOTICE TO INVESTOR

Attached are Investor Repurchase Procedures for the settlement of the repurchase (the “Repurchase”) of Virgin Galactic Holdings, Inc.’s (the “Company”) outstanding 2.50% Convertible Senior Notes due 2027, CUSIP No. 92766KAA4 and ISIN: US92766KAA43 (the “Existing Notes”) for an amount in cash to be determined pursuant to the Notes Repurchase Agreement, dated as of December 9, 2025, between you and the Company, which is expected to occur on December 18, 2025. To ensure timely settlement, please follow the instructions for the Repurchase as set forth on the following page.

Your failure to comply with the attached instructions may delay your receipt of the Purchase Price.

Thank you.

Name of Selling Investor (i.e., Beneficial Owner)	Aggregate Principal Amount of Existing Notes to be Repurchased
$

Total:	$

B-1

Delivery of the Existing Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Existing Notes to post on December 18, 2025, no later than 9:30 a.m., New York City time, withdrawal instructions through DTC via DWAC for the aggregate principal amount of Existing Notes (CUSIP No. 92766KAA4) set forth in Exhibit B of the Repurchase Agreement to be repurchased. It is important that this instruction be submitted and the DWAC posted on December 18, 2025; if it is posted before December 18, 2025, then it will expire unaccepted and will need to be re-posted on December 18, 2025.

To Receive the Purchase Price

You must provide your Wire Instructions for the Purchase Price as provided on Exhibit A to the Repurchase Agreement, for the Company to deposit the Purchase Price as set forth in Exhibit B to the Repurchase Agreement.

B-2

EXHIBIT C

Tax Matters

Under U.S. federal income tax law, a Selling Investor who sells Existing Notes for the Purchase Price generally must provide such Selling Investor’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a Selling Investor’s employer identification number. If the correct TIN is not provided, the Selling Investor may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If a Selling Investor is required to provide a TIN but does not have the TIN, the Selling Investor should consult its tax advisor regarding how to obtain a TIN. Certain Selling Investors may not be subject to these backup withholding and reporting requirements provided they properly identify themselves as exempt. Non-U.S. Selling Investors generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such Selling Investor’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the Selling Investor timely furnishes the required information to the IRS. The Selling Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

C-1